                                                                         7/21/00
                                    RESTATED

                        AMENDED ARTICLES OF INCORPORATION

                                       OF

                                 BROADWING INC.



         FIRST: The name of the corporation is BROADWING INC.

         SECOND: The place in Ohio where its principal office is located is Cincinnati, Hamilton County.

         THIRD: The purpose for which the corporation is formed is to engage in any lawful act or activity for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

         FOURTH: The number of shares that the corporation is authorized to have outstanding is 480,000,000 common shares, $.01 par value (classified as "Common Shares"), 1,357,299 voting preferred shares without par value (classified as "Voting Preferred Shares") and 1,000,000 non-voting preferred shares without par value (classified as "Non-Voting Preferred Shares"). The preferred shares of both classes are collectively referred to herein as "Preferred Shares." The express terms of the shares of each of such classes are as follows:

         1. Preferred Shares may be issued from time to time in one or more series. All Preferred Shares of all series shall rank equally and be identical in all respects except that only Voting Preferred Shares shall be voting shares and except that the board of directors is authorized to adopt amendments to the Amended Articles in respect of any unissued or treasury Preferred Shares and thereby to fix or change, to the full extent now or hereafter permitted by the laws of Ohio, the division of such shares into series and the designation and authorized number of shares of each series and, subject to the provisions of this Article Fourth, the relative rights, preferences and limitations of each series and the variations in such rights, preferences and limitations as between series and specifically is authorized to fix or change with respect to each series:

                  (a) the dividend rate on the shares of such series, the dates of payment of such dividends, and the date or dates from which such dividends shall be cumulative;

                  (b) the times when, the prices at which, and all other terms and conditions upon which, shares of such series shall be redeemable;

                  (c) the amounts which the holders of shares of such series shall be entitled to receive upon the liquidation, dissolution or winding up of the corporation, which amounts may vary depending on whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates;

                  (d) whether or not the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund and, if so, the extent to and manner in which such purchase, retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes and the terms and provisions relative to the operation of such fund or funds;

                  (e) whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or series and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

                  (f) the restrictions, if any, upon the payment of dividends or making of other distributions on, and upon the purchase or other acquisition of, Common Shares;

                  (g) the restrictions, if any, upon the creation of indebtedness, and the restrictions, if any, upon the issue of shares of such series or of any additional shares ranking on a parity with or prior to the shares of such series in addition to the restrictions provided for in this Article Fourth; and

                  (h) such other rights, preferences and limitations as shall not be inconsistent with this Article Fourth.

                  All shares of any particular series shall rank equally and be identical in all respects except that shares of any one series issued at different times may differ as to the date from which dividends shall be cumulative.

         2. Dividends on Preferred Shares of each series shall be cumulative from the date or dates fixed with respect to such series and shall be paid or declared or set apart for payment for all past dividend periods and for the current dividend period before any dividends (other than dividends payable in Common Shares) shall be declared or paid or set apart for payment on Common Shares. Whenever, at any time, full cumulative dividends for all past dividend periods and for the current dividend period shall have been paid or declared and set apart for payment on all then outstanding Preferred Shares and all requirements with respect to any purchase, retirement or sinking fund or funds for all series of Preferred Shares shall have been complied with, the board of directors may declare dividends on Common Shares, and Preferred Shares shall not be entitled to share therein.

         3. Upon any liquidation, dissolution or winding up of the corporation, the holders of Preferred Shares of each series shall be entitled to receive the amounts to which such holders are entitled as fixed with respect to such series, including all dividends accumulated to the date of final distribution, before any payment or distribution of assets of the corporation shall be made to or set apart for the holders of Common Shares, and after such payments shall have been made in full to the holders of Preferred Shares, the holders of Common Shares shall be entitled to receive any and all assets remaining to be paid or distributed to shareholders, and the holders of Preferred Shares shall not be entitled to share therein. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the corporation or a consolidation or merger of the corporation with one or more other corporations (whether or not the corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary.

         4. Each outstanding Common Share and each outstanding Voting Preferred Share shall entitle the holder thereof to one vote on each matter properly submitted to the shareholders for their vote, consent, waiver, release or other action, subject to the provisions of law from time to time in effect with respect to cumulative voting. Except as otherwise required by law or by this Article Fourth, Non-Voting Preferred Shares shall not entitle the holders thereof to vote, consent, waive, release or otherwise act on any question or in any proceeding or to be represented at or receive notice of any meeting of shareholders.

         5. So long as any Preferred Shares are outstanding, the corporation will not (a) without the affirmative vote or consent of the holders of at least two-thirds of all Preferred Shares at the time outstanding, (1) authorize shares ranking prior to Preferred Shares or (2) change any provision of this Article Fourth so as to affect adversely Preferred Shares; (b) without the affirmative vote or consent of the holders of at least two-thirds of any series of Preferred Shares at the time outstanding, change any of the provisions of such series so as to affect adversely the shares of such series; or (c) without the affirmative vote or consent of the holders of at least a majority of all Preferred Shares at the time outstanding, (1) increase the authorized number of Preferred Shares or (2) authorize shares of any other class ranking on a parity with Preferred Shares.

         6. Whenever, at any time or times, dividends payable on Preferred Shares shall be in default in an aggregate amount equivalent to six full quarterly dividends on any series of Preferred Shares at the time outstanding, the number of directors then constituting the board of directors of the corporation shall ipso facto be increased by two, and the outstanding Preferred Shares shall, in addition to any other voting rights, have the exclusive right, voting separately as a class and without regard to series, to elect two directors of the corporation to fill such newly created directorships, and such right shall continue until such time as all dividends accumulated on all Preferred Shares to the latest dividend payment date shall have been paid or declared and set apart for payment.

         7. If the amounts payable with respect to any requirement to retire Preferred Shares are not paid in full with respect to all series as to which such requirement exists, the number of shares to be retired in each series shall be in proportion to the amounts which would be payable on account of such requirement if all amounts payable were paid in full.

         8. No holder of shares of any class shall have any preemptive rights.

         9. Of the 1,357,299 Voting Preferred Shares of the corporation, 400,000 shall constitute a series of Voting Preferred Shares designated as Series A Preferred Shares (the "Series A Preferred Shares") and have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

                  (1)      DIVIDENDS AND DISTRIBUTIONS.

                           (A) Subject to the provisions of this Article Fourth, the holders of the Series A Preferred Shares shall be entitled to receive, when and as declared by the Board of Directors, out of funds legally available for that purpose, cumulative dividends in cash on the 1st day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Series A Preferred Share or fraction thereof, in an amount per share per quarter (rounded to the nearest cent) equal to the greater of (i) $20.00 or
                                    (ii) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in Common Shares or a subdivision of the outstanding Common Shares, by reclassification or otherwise), declared on the Common Shares, since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Series A Preferred Share or fraction thereof; provided that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend on the Series A Preferred Shares of $20.00 per share shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

                                    In the event the corporation shall at any time declare or pay any dividend on the Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount to which holders of the Series A Preferred Shares were entitled immediately prior to such event under clause (ii) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                           (B) The Board of Directors may fix a record date for the determination of holders of the Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof. Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of the Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.

                  (2) LIQUIDATION RIGHTS. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, then, subject to the provisions of this Article Fourth, the holders of the Series A Preferred Shares shall be entitled to receive, from the assets of the corporation available for distribution to shareholders, an amount equal to all dividends accumulated to the date of final distribution plus an amount equal to the greater of
                           (A) $125.00 per share or (B) an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, of 1,000 times the aggregate amount to be distributed per share to holders of Common Shares. All such preferential amounts shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the corporation to, the holders of any class of shares ranking junior as to assets to the Series A Preferred Shares, or the holders of any series of Preferred Shares ranking junior as to assets to the Series A Preferred Shares. In the event the corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the aggregate amount to which holders of the Series A Preferred Shares were entitled immediately prior to such event under clause (B) of the next preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

                  (3) REDEMPTION. The Series A Preferred Shares shall not be redeemable.

                  (4) VOTING RIGHTS. Subject to the provisions of this Article Fourth, each Series A Preferred Share shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation. The holders of fractional Series A Preferred Shares shall not be entitled to any vote on any matter submitted to a vote of the shareholders of the corporation.

                  (5)      CERTAIN RESTRICTIONS.

                           (A) Subject to the provisions of this Article Fourth, whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares are, in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Series A Preferred Shares shall have been paid in full, the corporation shall not:

                                    (i)     declare or pay dividends on, or make
                                            any other distributions on, any
                                            shares ranking junior (either as to
                                            dividends or upon liquidation,
                                            dissolution or winding up) to the
                                            Series A Preferred Shares;

                                    (ii)     redeem, purchase or otherwise
                                             acquire for consideration shares
                                             ranking junior (either as to
                                             dividends or upon liquidation,
                                             dissolution or winding up) to the
                                             Series A Preferred Shares; provided
                                             that the corporation may at any
                                             time redeem, purchase or otherwise
                                             acquire any such junior shares in
                                             exchange for any shares of the
                                             corporation ranking junior (either
                                             as to dividends or upon
                                             dissolution, liquidation or winding
                                             up) to the Series A Preferred
                                             Shares;

                                    (iii)   declare or pay dividends on or make
                                            any other distributions on any
                                            shares ranking on a parity (either
                                            as to dividends or upon liquidation,
                                            dissolution or winding up) with the
                                            Series A Preferred Shares, except
                                            dividends paid ratably on the Series
                                            A Preferred Shares and all such
                                            parity shares on which dividends are
                                            payable or in arrears in proportion
                                            to the total amounts to which the
                                            holders of all such shares are then
                                            entitled;

                                    (iv)     purchase or otherwise acquire for
                                             consideration any Series A
                                             Preferred Shares, or any shares
                                             ranking on a parity with the Series
                                             A Preferred Shares, except in
                                             accordance with a
                                             purchase offer made in writing or
                                             by publication (as determined by
                                             the Board of Directors) to all
                                             holders of such shares upon such
                                             terms as the Board of Directors,
                                             after consideration of the
                                             respective annual dividend rates
                                             and other relative rights and
                                             preferences of the respective
                                             series and classes, shall determine
                                             in good faith will result in fair
                                             and equitable treatment among the
                                             respective series or classes.

                           (B) The corporation shall not permit any subsidiary of the corporation to purchase or otherwise acquire for consideration any shares of the corporation unless the corporation could, pursuant to paragraph (A) of this subparagraph 5, purchase or otherwise acquire such shares at such time and in such manner.

                  (6) REACQUIRED SHARES. Any Series A Preferred Shares purchased or otherwise acquired by the corporation in any manner whatsoever shall be retired promptly after the acquisition thereof. All such shares shall upon their retirement become authorized but unissued Voting Preferred Shares and may be reissued as part of a new series of Voting Preferred Shares to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

                  (7) CONSOLIDATION, MERGER, ETC. In case the corporation shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case the Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is changed or exchanged. In the event the corporation shall at any time declare or pay any dividend on Common Shares payable in Common Shares, or effect a subdivision or combination of the outstanding Common Shares (by reclassification or otherwise) into a greater or lesser number of Common Shares, then in each such case the amount set forth in the next preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of Common Shares outstanding immediately prior to such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         10. Of the 1,357,299 Voting Preferred Shares of the corporation, 155,250 shall constitute a series of Voting Preferred Shares designated as 6 3/4% Cumulative Convertible Preferred Shares (the "6 3/4% Preferred Shares") with a Liquidation

                  Preference of $1,000 per share (the "Liquidation Preference"), and have, subject and in addition to the other provisions of this Article Fourth, the following relative rights, preferences and limitations:

                  (1) ISSUE DATE. The date the 6 3/4% Preferred Shares are first issued is referred to as the "Issue Date".

                  (2) RANK. The 6 3/4% Preferred Shares will, rank (i) PARI PASSU in right of payment with each other class of Capital Shares or series of Preferred Shares established hereafter by the Board of Directors, the terms of which expressly provide that such class or series ranks on a parity with the 6 3/4% Preferred Shares as to dividend rights and rights on liquidation, dissolution and winding-up of the corporation (collectively referred to as "Parity Securities"); (ii) junior in right of payment to any Senior Securities (as defined) as to dividends and upon liquidation, dissolution or winding-up of the corporation and (iii) senior in right of payment as to dividend rights and upon liquidation, dissolution or winding-up of the corporation to the Common Shares or any Capital Shares of the corporation that expressly provide that they will rank junior to the 6 3/4% Preferred Shares as to dividend rights or rights on liquidation, winding-up and dissolution of the corporation (collectively referred to as "Junior Securities"). The corporation may not authorize, create (by way of reclassification or otherwise) or issue any class or series of Capital Shares of the corporation ranking senior in right of payment as to dividend rights or upon liquidation, dissolution or winding-up of the corporation to the 6 3/4% Preferred Shares ("Senior Securities") or any obligation or security convertible or exchangeable into, or evidencing a right to purchase, shares of any class or series of Senior Securities without the affirmative vote or consent of the Holders of at least 66 2/3% of the outstanding 6 3/4% Preferred Shares.

                  (3) DIVIDENDS. The Holders of the 6 3/4% Preferred Shares will be entitled to receive, when, as and if dividends are declared by the Board of Directors out of funds of the corporation legally available therefor, cumulative preferential dividends from the Issue Date of the 6 3/4% Preferred Shares accruing at the rate of $67.50 per 6 3/4% Preferred Share per annum, or $16.875 per 6 3/4% Preferred Share per quarter, payable quarterly in arrears on January 1, April 1, July 1, and October 1 of each year or, if any such date is not a Business Day, on the next succeeding Business Day (each, a "Dividend Payment Date"), to the Holders of record as of the next preceding December 15, March 15, June 15, and September 15 (each, a "Record Date"). In addition to the dividends described in the preceding sentence, a Holder of any outstanding 6 3/4% Preferred Shares will be entitled to a dividend in an additional amount (the "Supplemental Dividend"), to the extent not previously paid on the 6 3/4% Preferred Shares, equal to all accumulated and unpaid dividends on the shares of IXC 6 3/4% Preferred Stock (as defined) outstanding on the effective date of the merger of Ivory Merger Inc., a wholly-owned subsidiary of the corporation ("Ivory Merger"), with and into IXC Communications, Inc. ("IXC"), pursuant to which outstanding shares of IXC 6 3/4% Preferred Stock were converted into the right to receive 6 3/4% Preferred Shares. The Supplemental Dividend, until paid by the corporation, shall for all purposes of this Article Fourth be deemed included with the accrued and unpaid dividends on the 6 3/4% Preferred Shares. Accrued but unpaid dividends, if any, may be paid on such dates as determined by the Board of Directors. Dividends will be payable in cash except as set forth below. Dividends payable on the 6 3/4% Preferred Shares will be computed on the basis of a 360-day year of twelve 30-day months and will be deemed to accrue on a daily basis. Dividends (other than the Supplemental Dividend) may, at the option of the corporation, be paid in Common Shares if, and only if, the documents governing the corporation's indebtedness that exist on the Issue Date then prohibit the payment of such dividends in cash. If the corporation elects to pay dividends in Common Shares, the number of Common Shares to be distributed will be calculated by dividing the amount of such dividend otherwise payable in cash by 95% of the arithmetic average of the Closing Price (as defined) for the five Trading Days (as defined) preceding the Dividend Payment Date. The 6 3/4% Preferred Shares will not be redeemable unless all dividends (including the Supplemental Dividend) accrued through such redemption date shall have been paid in full. Notwithstanding anything to the contrary herein contained, the corporation shall not be required to declare or pay a dividend if another person (including, without limitation, any of its Subsidiaries) pays an amount to the Holders equal to the amount of such dividend on behalf of the corporation and, in such event, the dividend will be deemed paid for all purposes.

                           Dividends on the 6 3/4% Preferred Shares (including the Supplemental Dividend) will accrue whether or not the corporation has earnings or profits, whether or not there are funds legally available for the payment of such dividends and whether or not dividends are declared. Dividends will accumulate to the extent they are not paid on the Dividend Payment Date for the quarter to which they relate. Accumulated unpaid dividends (including the Supplemental Dividend) will accrue and cumulate at a rate of 6.75% per annum. The corporation will take all reasonable actions required or permitted under Ohio law to permit the payment of dividends on the 6 3/4% Preferred Shares.

                           No dividend whatsoever shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any outstanding 6 3/4% Preferred Share with respect to any dividend period unless all dividends for all preceding dividend periods (including the Supplemental Dividend) have been declared and paid upon, or declared and a sufficient sum set apart for the payment of such dividend upon, all outstanding 6 3/4% Preferred Shares. Unless full cumulative dividends on all outstanding 6 3/4% Preferred Shares

                           (including the Supplemental Dividend) due for all past dividend periods shall have been declared and paid, or declared and a sufficient sum for the payment thereof set apart, then: (i) no dividend (other than a dividend payable solely in shares of Junior Securities or options, warrants or rights to purchase Junior Securities) shall be declared or paid upon, or any sum set apart for the payment of dividends upon, any shares of Junior Securities; (ii) no other distribution shall be declared or made upon, or any sum set apart for the payment of any distribution upon, any shares of Junior Securities;
                           (iii) no shares of Junior Securities shall be purchased, redeemed or otherwise acquired or retired for value (excluding an exchange for shares of other Junior Securities or a purchase, redemption or other acquisition from the proceeds of a substantially concurrent sale of Junior Securities) by the corporation or any of its Subsidiaries; and (iv) no monies shall be paid into or set apart or made available for a sinking or other like fund for the purchase, redemption or other acquisition or retirement for value of any shares of Junior Securities by the corporation or any of its Subsidiaries. Holders of the 6 3/4% Preferred Shares will not be entitled to any dividends, whether payable in cash, property or stock, in excess of the full cumulative dividends as herein described.

                  (4) LIQUIDATION PREFERENCE. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the corporation after payment in full of the Liquidation Preference (and any accrued and unpaid dividends) on any Senior Securities, each Holder of 6 3/4% Preferred Shares shall be entitled, on an equal basis with the holders of any other outstanding Parity Securities, to payment out of the assets of the corporation available for distribution of the Liquidation Preference per 6 3/4% Preferred Share held by such Holder, plus an amount equal to the accrued and unpaid dividends (if any), Liquidated Damages (as defined) (if any) and the Supplemental Dividend (if any) on the 6 3/4% Preferred Shares to the date fixed for liquidation, dissolution, or winding-up of the corporation before any distribution is made on any Junior Securities, including, without limitation, Common Shares of the corporation. After payment in full of the Liquidation Preference and an amount equal to the accrued and unpaid dividends, Liquidated Damages (if any) and the Supplemental Dividend (if any) to which Holders of the 6 3/4% Preferred Shares are entitled, such Holders will not be entitled to any further participation in any distribution of assets of the corporation. However, neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the corporation nor the consolidation or merger of the corporation with or into one or more corporations will be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the corporation, unless such sale, conveyance, exchange, transfer, consolidation or merger shall be in connection with a liquidation, dissolution or winding-up of the affairs of the corporation or reduction or decrease in capital stock.

                  (5) REDEMPTION. The 6 3/4% Preferred Shares may not be redeemed at the option of the corporation on or prior to April 5, 2000. After April 5, 2000 the corporation may redeem the 6 3/4% Preferred Shares (subject to the legal availability of funds therefor). Notwithstanding the foregoing, prior to April 1, 2002, the corporation shall only have the option to redeem the 6 3/4% Preferred Shares if, during the period of 30 consecutive Trading Days ending on the Trading Day immediately preceding the date that the notice of redemption is mailed to Holders, the Closing Price for the Common Shares exceeded $75 divided by the Conversion Rate effective on the date of such notice for at least 20 of such Trading Days. Subject to the immediately preceding sentence, the 6 3/4% Preferred Shares may be redeemed, in whole or in part, at the option of the corporation after April 5, 2000, at the redemption prices specified below (expressed as percentages of the Liquidation Preference thereof), in each case, together with an amount equal to accrued and unpaid dividends on the 6 3/4% Preferred Shares (excluding any declared dividends for which the Record Date has passed), Liquidated Damages (if any) and the Supplemental Dividend (if any) to the date of redemption, upon not less than 15 nor more than 60 days prior written notice, if redeemed during the period commencing on April 5, 2000 to March 31, 2001 at 105.40%, and
                           thereafter during the 12-month period commencing on April 1 of each of the years set forth below:


                                                                 REDEMPTION
                                 YEAR                               RATE
                                 2001                             104.73%
                                 2002                             104.05%
                                 2003                             103.38%
                                 2004                             102.70%
                                 2005                             102.03%
                                 2006                             101.35%
                                 2007                             100.68%
                                 2008 and thereafter              100.00%


                           Except as provided in the preceding sentence, no payment or allowance will be made for accrued dividends on any of the 6 3/4% Preferred Shares called for redemption.

                           On and after any date fixed for redemption (the "Redemption Date"), provided that the corporation has made available at the office of the Transfer Agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the 6 3/4% Preferred Shares called for redemption (except that, in the case of a Redemption Date after a dividend payment Record Date and prior to the related Dividend Payment Date, Holders of the 6 3/4% Preferred Shares on the dividend payment Record Date will be entitled on such Dividend Payment Date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the Holders of such shares as Holders of 6 3/4% Preferred Shares shall cease except the right to receive the cash deliverable upon such redemption, without interest from the Redemption Date.

                           In the event of a redemption of only a portion of the 6 3/4% Preferred Shares then outstanding, the corporation shall effect such redemption on a pro rata basis, except that the corporation may redeem all of the shares held by Holders of fewer than 100 shares (or all of the shares held by Holders who would hold less than 100 shares as a result of such redemption), as may be determined by the corporation.

                           With respect to a redemption pursuant hereto, the corporation will send a written notice of redemption by first class mail to each Holder of record of the 6 3/4% Preferred Shares, not fewer than 15 days nor more than 60 days prior to the Redemption Date at its registered address (the "Redemption Notice"); PROVIDED, HOWEVER, that no failure to give such notice nor any deficiency therein shall affect the validity of the procedure for the redemption of the 6 3/4% Preferred Shares to be redeemed except as to the Holder or Holders to whom the corporation has failed to give said notice or except as to the Holder or Holders whose notice was defective. The Redemption Notice shall state:

                                    (i)     the redemption price;

                                    (ii)    whether all or less than all the
                                            outstanding 6 3/4% Preferred Shares
                                            are to be redeemed and the total
                                            number of 6 3/4% Preferred Shares
                                            being redeemed;

                                    (iii)   the Redemption Date;

                                    (iv)    that the Holder is to surrender to
                                            the corporation, in the manner, at
                                            the place or places and at the price
                                            designated, his certificate or
                                            certificates representing the 6 3/4%
                                            Preferred Shares to be redeemed; and

                                    (v)     that dividends on the 6 3/4%
                                            Preferred Shares to be redeemed
                                            shall cease to accumulate on such
                                            Redemption Date unless the
                                            corporation defaults in the payment
                                            of the redemption price.

                           Each Holder of the 6 3/4% Preferred Shares shall surrender the certificate or certificates representing such 6 3/4% Preferred Shares to the corporation, duly endorsed (or otherwise in proper form for transfer, as determined by the corporation), in the manner and at the place designated in the Redemption Notice, and on the Redemption Date the full redemption price for such shares shall be payable in cash to the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered certificate shall be canceled and retired. In the event that less than all of the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                  (6) VOTING RIGHTS. Each Holder of record of the 6 3/4% Preferred Shares, except as required under Ohio law or as provided in paragraph (6) and in paragraphs
                           (2), (8) and (13) hereof, will be entitled to one vote for each 6 3/4% Preferred Share held by such Holder on any matter required or permitted to be voted upon by the shareholders of the corporation.

                           Upon the accumulation of accrued and unpaid dividends on the outstanding 6 3/4% Preferred Shares in an amount equal to six full quarterly dividends (whether or not consecutive) (together with any event with a similar effect pursuant to the terms of any other series of Preferred Shares upon which like rights have been conferred, a "Voting Rights Triggering Event"), the number of members of the corporation's Board of Directors will be immediately and automatically increased by two (unless previously increased pursuant to the terms of any other series of Preferred Shares upon which like rights have been conferred), and the Holders of a majority of the outstanding 6 3/4% Preferred Shares, voting together as a class (pro rata, based on Liquidation Preference) with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable, will be entitled to elect two members to the Board of Directors of the corporation. Voting rights arising as a result of a Voting Rights Triggering Event will continue until such time as all dividends in arrears on the 6 3/4% Preferred Shares are paid in full. Notwithstanding the foregoing, however, such voting rights to elect directors will expire when the number of outstanding 6 3/4% Preferred Shares is reduced to 13,500 or less.

                           In the event such voting rights expire or are no longer exercisable because dividends in arrears have been paid in full, the term of any directors elected pursuant to the provisions of this paragraph 6 above shall terminate forthwith and the number of directors constituting the Board of Directors shall be immediately and automatically decreased by two (until the occurrence of any subsequent Voting Rights Triggering Event). At any time after voting power to elect directors shall have become vested and be continuing in Holders of the 6 3/4% Preferred Shares (together with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable) pursuant to this paragraph 6, or if vacancies shall exist in the offices of directors elected by such holders, a proper officer of the corporation may, and upon the written request of Holders of record of at least 25% of the outstanding 6 3/4% Preferred Shares or holders of 25% of outstanding shares of any other series of Preferred Shares upon which like rights have been conferred and are exercisable addressed to the Secretary of the corporation shall call a special meeting of

                           Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares for the purpose of electing the directors which such holders are entitled to elect pursuant to the terms hereof; PROVIDED, HOWEVER, that no such special meeting shall be called if the next annual meeting of shareholders of the corporation is to be held within 60 days after the voting power to elect directors shall have become vested (or such vacancies arise, as the case may be), in which case such meeting shall be deemed to have been called for such next annual meeting. If such meeting shall not be called, pursuant to the provision of the immediately preceding sentence, by a proper officer of the corporation within 20 days after personal service to the Secretary of the corporation at its principal executive offices, then Holders of record of at least 25% of the outstanding 6 3/4% Preferred Shares or holders of 25% of shares of any other series of Preferred Shares upon which like rights have been conferred and are exercisable may designate in writing one of their members to call such meeting at the expense of the corporation, and such meeting may be called by the person so designated upon the notice required for the annual meetings of shareholders of the corporation and shall be held at the place for holding the annual meetings of shareholders. Any Holder of the 6 3/4% Preferred Shares or such other series of Preferred Shares so designated shall have, and the corporation shall provide, access to the lists of Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares for any such meeting of the holders thereof to be called pursuant to the provisions hereof. If no special meeting of Holders of the 6 3/4% Preferred Shares and the holders of such other series of Preferred Shares is called as provided in this paragraph 6, then such meeting shall be deemed to have been called for the next meeting of shareholders of the corporation.

                           At any meeting held for the purposes of electing directors at which Holders of the 6 3/4% Preferred Shares (together with the holders of any other series of Preferred Shares upon which like rights have been conferred and are exercisable) shall have the right, voting together as a separate class, to elect directors as aforesaid, the presence in person or by proxy of Holders of at least a majority in voting power of the outstanding 6 3/4% Preferred Shares (and such other series of Preferred Shares) shall be required to constitute a quorum thereof.

                           Any vacancy occurring in the office of a director elected by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares) may be filled by the remaining director elected by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares) unless and until such vacancy shall be filled by Holders of the 6 3/4% Preferred Shares (and such other series of Preferred Shares).

                           So long as any 6 3/4% Preferred Shares are outstanding, the corporation will not amend this Article Fourth so as to affect adversely the specified rights, preferences, privileges or voting rights of Holders of the 6 3/4% Preferred Shares or to authorize the issuance of any additional 6 3/4% Preferred Shares without the affirmative vote of Holders of at least two-thirds of the issued and outstanding 6 3/4% Preferred Shares, voting as one class, given in person or by proxy, either in writing or by resolution approved at an annual or special meeting.

                           Except as set forth above and otherwise required by applicable law, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, or the increase or decrease in the amount of authorized Capital Shares of any class, including Preferred Shares, shall not require the affirmative vote or consent of Holders of the 6 3/4% Preferred Shares and shall not be deemed to affect adversely the rights, preferences, privileges or voting rights of the 6 3/4% Preferred Shares.

                           In any case in which the Holders of the 6 3/4% Preferred Shares shall be entitled to vote pursuant hereto or pursuant to Ohio law, each Holder of the 6 3/4% Preferred Shares entitled to vote with respect to such matters shall be entitled to one vote for each 6 3/4% Preferred Share held by such Holder.

                  (7) CONVERSION RIGHTS. The 6 3/4% Preferred Shares will be convertible at the option of the Holder, into Common Shares at any time, unless previously redeemed or repurchased, at a conversion rate of 28.838 Common Shares per 6 3/4% Preferred Share (as adjusted pursuant to the provisions hereof, the "Conversion Rate") (subject to the adjustments described below). The right to convert a 6 3/4% Preferred Share called for redemption or delivered for repurchase will terminate at the close of business on the Redemption Date for such 6 3/4% Preferred Shares or at the time of the repurchase, as the case may be.

                           The right of conversion attaching to any 6 3/4% Preferred Share may be exercised by the Holder thereof by delivering the certificate for such share to be converted to the office of the Transfer Agent, or any agency or office of the corporation maintained for that purpose, accompanied by a duly signed and completed notice of conversion in form reasonably satisfactory to the Transfer Agent of the corporation, such as that which is set forth in Exhibit B hereto. The conversion date will be the date on which the share certificate and the duly signed and completed notice of conversion are so delivered. As promptly as practicable on or after the conversion date, the corporation will issue and deliver to the Transfer Agent a certificate or certificates for the number of full Common Shares issuable upon conversion, with any fractional shares rounded up to full shares or, at the corporation's option, payment in cash in lieu of any fraction of a share, based on the Closing Price of the Common Shares on the Trading Day preceding the conversion date. Such certificate or certificates will be delivered by the Transfer Agent to the appropriate Holder on a book-entry basis or by mailing certificates evidencing the additional shares to the Holders at their respective addresses set forth in the register of Holders maintained by the Transfer Agent. All Common Shares issuable upon conversion of the 6 3/4% Preferred Shares will be fully paid and nonassessable and will rank PARI PASSU with the other Common Shares outstanding from time to time. Any
                           6 3/4% Preferred Shares surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment of an amount equal to the dividends payable on such Dividend Payment Date on the 6 3/4% Preferred Shares being surrendered for conversion. No other payment or adjustment for dividends, or for any dividends in respect of Common Shares, will be made upon conversion. The holders of Common Shares issued upon conversion will not be entitled to receive any dividends payable to holders of Common Shares as of any record time before the close of business on the conversion date.

                           The Conversion Rate shall be adjusted from time to time by the corporation as follows:

                  (a) If the corporation shall hereafter pay a dividend or make a distribution in Common Shares to all holders of any outstanding class or series of Common Shares of the corporation, the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date (as defined below) fixed for such determination and the numerator shall be the sum of such number of outstanding shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this provision (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (b) If the outstanding Common Shares shall be subdivided into a greater number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased and, conversely, if the outstanding Common Shares shall be combined into a smaller number of Common Shares, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                  (c) If the corporation shall offer or issue rights, options or warrants to all holders of its outstanding Common Shares entitling them to subscribe for or purchase Common Shares at a price per share less than the Current Market Price (as defined below) on the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date after such Record Date by a fraction of which the denominator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the number of Common Shares which the aggregate offering price of the total number of Common Shares subject to such rights, options or warrants would purchase at such Current Market Price and of which the numerator shall be the number of Common Shares outstanding at the close of business on the Record Date plus the total number of additional Common Shares subject to such rights, options or warrants for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of shareholders entitled to purchase or receive such rights or warrants. To the extent that Common Shares are not delivered pursuant to such rights, options or warrants, upon the expiration or termination of such rights or warrants the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of Common Shares actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holders to subscribe for or purchase Common Shares at less than such Current Market Price, and in determining the aggregate offering price of such Common Shares, there shall be taken into account any consideration received for such rights or warrants, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

                  (d) If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares any class of Capital Stock of the corporation (other than any dividends or distributions to which provision (a) of this paragraph applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants of a type referred to in paragraph (c) of this paragraph) (the foregoing hereinafter called the "Distributed Securities"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Record Date (as defined below) with respect to such distribution by a fraction of which the denominator shall be the Current Market Price (determined as provided in provision g (i) of this paragraph) of the Common Shares on such date less the Fair Market Value (as defined below) on such date of the portion of the Distributed Securities so distributed applicable to one Common Share and the numerator shall be such Current Market Price, such increase to become effective immediately prior to the opening of business on the day following the Record Date; PROVIDED, HOWEVER, that, in the event the then Fair Market Value (as so determined) of the portion of the Distributed Securities so distributed applicable to one Common Share is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of the 6 3/4% Preferred Shares shall have the right to receive upon conversion of a 6 3/4% Preferred Share (or any portion thereof) the amount of Distributed Securities such Holder would have received had such Holder converted such 6 3/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes hereof by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price pursuant to provision g (i) of this paragraph to the extent possible. Rights or warrants distributed by the corporation to all holders of Common Shares entitling the holders thereof to subscribe for or purchase shares of the corporation's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Dilution Trigger Event"): (i) are deemed to be transferred with such Common Shares; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Shares, shall be deemed not to have been distributed for purposes of this provision (d) (and no adjustment to the Conversion Rate under this provision (d) shall be required) until the occurrence of the earliest Dilution Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment to the Conversion Rate under this provision (d) shall be made. If any such rights or warrants, including any such existing rights or warrants distributed prior to the date hereof, are subject to subsequent events, upon the occurrence of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such event shall be deemed to be such date of issuance and record date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Dilution Trigger Event with respect thereto, that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this provision (d) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Dilution Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Shares with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Shares as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

                  Notwithstanding any other provision of this provision (d) to the contrary, Capital Stock, rights, warrants, evidences of indebtedness, other securities, cash or other assets (including, without limitation, any rights distributed pursuant to any shareholder rights plan) shall be deemed not to have been distributed for purposes of this provision (d) if the corporation makes proper provision so that each Holder of 6 3/4% Preferred Shares who converts a 6 3/4% Preferred Share (or any portion thereof) after the date fixed for determination of shareholders entitled to receive such distribution shall be entitled to receive upon such conversion, in addition to the Common Shares issuable upon such conversion, the amount and kind of such distributions that such Holder would have been entitled to receive if such Holder had, immediately prior to such determination date, converted such 6 3/4% Preferred Share into Common Shares.

                           For purposes of this provision (d), provision (a) and provision (b), any dividend or distribution to which this provision (d) is applicable that also includes Common Shares, or rights or warrants to subscribe for or purchase Common Shares to which provision (b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, cash, assets, shares of Capital Stock, rights or warrants other than (A) such Common Shares or (B) rights or warrants to which provision (b) applies (and any Conversion Rate increase required by this provision (d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such Common Shares or such rights or warrants (and any further Conversion Rate increase required by provisions (a) and (b) with respect to such dividend or distribution shall then be made), except that (1) the Record Date of such dividend or distribution shall be substituted as "the Record Date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "Record Date fixed for such determination" and "Record Date" within the meaning of provision (a) and as "the Record Date fixed for the determination of shareholders entitled to receive such rights or warrants", "the date fixed for the determination of the shareholders entitled to receive such rights or warrants" and "such Record Date" within the meaning of provision (b), and (2) any Common Shares included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of provision (a).

                  (e) If the corporation shall, by dividend or otherwise, distribute to all holders of its Common Shares cash (excluding any cash that is part of a distribution referred to in provision (d)) in an aggregate amount that, combined together with (1) the aggregate amount of any other such distributions to all holders of its Common Shares made exclusively in cash within the 12 months preceding the date of payment of such distribution, and in respect of which no adjustment pursuant to this provision (e) has been made and (2) the aggregate of any cash plus the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of consideration payable in respect of any tender offer by the corporation or a Subsidiary of the corporation for all or any portion of the Common Shares concluded within the 12 months preceding the date of payment of such Distribution, and in respect of which no adjustment pursuant to provision (d) has been made, exceeds 10% of the product of the Current Market Price (determined as provided below) on the Record Date with respect to such distribution times the number of Common Shares outstanding on such date, then, and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such Record Date by a fraction (i) the denominator of which shall be equal to the Current Market Price on the Record Date less an amount equal to the quotient of (x) the excess of such combined amount over such 10% amount divided by (y) the number of Common Shares outstanding on the Record Date and (ii) the numerator of which shall be equal to the Current Market Price on such Record Date; PROVIDED, HOWEVER, that, if the portion of the cash so distributed applicable to one Common Share is equal to or greater than the Current Market Price of the Common Shares on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder of 6 3/4% Preferred Shares shall have the right to receive upon conversion of each 6 3/4% Preferred Share (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such 6 3/4% Preferred Share (or portion thereof) immediately prior to such Record Date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

                  (f) If a tender or exchange offer made by the corporation or any of its Subsidiaries for all or any portion of Common Shares expires and such tender or exchange offer (as amended upon the expiration thereof) requires the payment to shareholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a Fair Market Value that, combined together with (1) the aggregate of the cash plus the Fair Market Value, as of the expiration of such tender offer, of consideration payable in respect of any other tender offers, by the corporation or any of its Subsidiaries for all or any portion of the Common Shares expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Common Shares made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to provision (e) has been made, exceeds 10% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of Common Shares outstanding (including any tendered shares) at the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the Conversion Rate shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date of the Expiration Time by a fraction of which the denominator shall be the number of Common Shares outstanding (including any tendered shares) at the Expiration Time multiplied by the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time and the numerator shall be the sum of (x) the Fair Market Value of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price of the Common Shares on the Trading Day next succeeding the Expiration Time, such reduction (if any) to become effective immediately prior to the opening of business on the day following the Expiration Time. If the corporation is obligated to purchase shares pursuant to any such tender offer, but the corporation is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender offer had not been made. If the application of this paragraph (f) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this paragraph
                           (f).

                           The corporation may make voluntary increases in the Conversion Rate in addition to those required in the foregoing provisions, provided that each such increase is in effect for at least 20 calendar days.

                           In addition, in the event that any other transaction or event occurs as to which the foregoing Conversion Rate adjustment provisions are not strictly applicable but the failure to make any adjustment would adversely affect the conversion rights represented by the 6 3/4% Preferred Shares in accordance with the essential intent and principles of such provisions, then, in each such case, either
                           (i) the corporation will appoint an investment banking firm of recognized national standing, or any other financial expert that does not (or whose directors, officers, employees, affiliates or shareholders do not) have a direct or material indirect financial interest in the corporation or any of its Subsidiaries, who has not been, and, at the time it is called upon to give independent financial advice to the corporation, is not (and none of its directors, officers, employees, affiliates or shareholders are) a promoter, director or officer of the corporation or any of its Subsidiaries, which will give their opinion upon or (ii) the Board of Directors shall, in its sole discretion, determine consistent with the Board of Directors' fiduciary duties to the holders of the corporation's Common Shares, the adjustment, if any, on a basis consistent with the essential intent and principles established in the foregoing Conversion Rate adjustment provisions, necessary to preserve, without dilution, the conversion rights represented by the 6 3/4% Preferred Shares. Upon receipt of such opinion or determination, the corporation will promptly mail a copy thereof to the Holders of the 6 3/4% Preferred Shares and will, subject to the fiduciary duties of the Board of Directors, make the adjustments described therein.

                           The corporation will provide to Holders of the 6 3/4% Preferred Shares reasonable notice of any event that would result in an adjustment to the Conversion Rate pursuant to this section so as to permit the Holders to effect a conversion of the 6 3/4% Preferred Shares into Common Shares prior to the occurrence of such event.

                  (g) For purposes of this paragraph, the following terms shall have the meaning indicated:

                           (i) "Current Market Price" means the average of the daily closing prices per Common Shares for the 10 consecutive trading days immediately prior to the date in question.

                           (ii) "Fair Market Value" shall mean the amount which a willing buyer would pay a willing seller in an arm's-length transaction, under usual and ordinary circumstances and after consideration of all available uses and purposes without any compulsion upon the seller to sell or the buyer to buy, as determined by the Board of

                                    Directors, whose determination shall be made in good faith and shall be conclusive and described in a resolution of the Board of Directors.

                           (iii) "Record Date" shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Shares have the right to receive any cash, securities or other property or in which the Common Shares (or other applicable security) are exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

                  (h) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in such rate; PROVIDED, HOWEVER, that any adjustments which by reason of this paragraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph shall be made by the corporation and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be. No adjustment need be made for a change in the par value or no par value of the Common Shares.

                  (i) Whenever the Conversion Rate is adjusted as herein provided, the corporation shall promptly file with the Transfer Agent an Officers' Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Promptly after delivery of such certificate, the corporation shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the 6 3/4% Preferred Shares at such Holder's last address appearing on the register of Holders maintained for that purpose within 20 days of the effective date of such adjustment. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

                  (j) In any case in which this paragraph provides that an adjustment shall become effective immediately after a Record Date for an event, the corporation may defer until the occurrence of such event issuing to the Holder of any 6 3/4% Preferred Shares converted after such Record Date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment.

                  (k) For purposes of this paragraph, the number of Common Shares at any time outstanding shall not include shares held in the treasury of the corporation but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Shares. The corporation shall not pay any dividend or make any distribution on Common Shares held in the treasury of the corporation.

                  (8)      CERTAIN COVENANTS.

                  (a) TRANSACTIONS WITH AFFILIATES. Without the affirmative vote or consent of the Holders of a majority of the outstanding 6 3/4% Preferred Shares, the corporation will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), unless (i) such Affiliate Transaction is on terms that are no less favorable to the corporation or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the corporation or such Subsidiary with an unrelated Person and (ii) the corporation files in its minute books with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (i) above and that such Affiliate Transaction has been approved by a majority of the members of the Board of Directors that are disinterested as to such Affiliate Transaction.

                           As used herein, "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the voting securities of a Person shall be deemed to be control.

                           The provisions of the foregoing paragraph shall not prohibit (i) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (ii) the grant of stock options or similar rights to employees and directors of the corporation pursuant to plans approved by the Board of Directors, (iii) any employment or consulting arrangement or agreement entered into by the corporation or any of its Subsidiaries in the ordinary course of business and consistent with the past practice of the corporation or such Subsidiary, (iv) the payment of reasonable fees to directors of the corporation and its Subsidiaries who are not employees of the corporation or its Subsidiaries, (v) any Affiliate Transaction between the corporation and a Subsidiary thereof or between such Subsidiaries (for purposes of this paragraph, "Subsidiary" includes any entity deemed to be an Affiliate because the corporation or any of its Subsidiaries own securities in such entity or controls such entity), or (vi) transactions between IXC or any subsidiary thereof specifically contemplated by the PSINet Agreement dated as of July 22, 1997 between a subsidiary of IXC and PSINet, as amended as of the date hereof.

                  (b) PAYMENTS FOR CONSENT. Neither the corporation nor any of its Subsidiaries will, directly or indirectly, pay or cause to be paid any consideration, whether by way of dividend or other distribution, fee or otherwise, to any Holder of 6 3/4% Preferred Shares for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Article Fourth or the 6 3/4% Preferred Shares unless such consideration is offered to be paid and is paid to all Holders of the 6 3/4% Preferred Shares that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                  (c) REPORTS. Whether or not required by the rules and regulations of the SEC, so long as any 6 3/4% Preferred Shares are outstanding, the corporation will furnish to the Holders of the 6 3/4% Preferred Shares (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the corporation were required to file such Forms, including "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the corporation's certified independent accountants and (ii) all information that would be required to be contained in a current report on Form 8-K if the corporation were required to file such reports. In the event the corporation has filed any such report with the SEC, it will not be obligated to separately furnish the report to any Holder unless and until such Holder requests a copy of the report. In addition, whether or not required by the rules and regulations of the SEC, the corporation will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

                  (9) MERGER, CONSOLIDATION OR SALE OF ASSETS OF THE CORPORATION. In the event that the corporation is party to any Fundamental Change or transaction (including, without limitation, a merger other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Common Shares), consolidation, sale of all or substantially all of the assets of the corporation, recapitalization or reclassification of Common Shares (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of Common Shares) or any compulsory share exchange (each of the foregoing, including any Fundamental Change, being referred to as a "Transaction"), the corporation will be obligated, subject to applicable provisions of state law, either to offer (a "Repurchase Offer") to purchase all of the 6 3/4% Preferred Shares on the date (the "Repurchase Date") that is 75 days after the date the corporation gives notice of the Transaction, at a price (the "Repurchase Price") equal to $1,000.00 per 6 3/4% Preferred Share, together with an amount equal to accrued and unpaid dividends on the 6 3/4% Preferred Shares through the Repurchase Date or to adjust the Conversion Rate as described below. If a Repurchase Offer is made, the corporation shall deposit, on or prior to the Repurchase Date, with a paying agent an amount of money sufficient to pay the aggregate Repurchase Price of the 6 3/4% Preferred Shares which is to be paid on the Repurchase Date.

                           On or before the 15th day after the corporation knows or reasonably should know that a Transaction has occurred, the corporation will be required to mail to all Holders a notice of the occurrence of such Transaction and whether or not the documents governing the corporation's indebtedness permit at such time a Repurchase Offer, and, as applicable, either the new Conversion Rate (as adjusted at the option of the corporation) or the date by which the Repurchase Offer must be accepted, the Repurchase Price for the 6 3/4% Preferred Shares and the procedures which the Holder must follow to accept the Repurchase Offer. To accept the Repurchase Offer, the Holder of a 6 3/4% Preferred Share will be required to deliver, on or before the 10th day prior to the Repurchase Date, written notice to the corporation (or an agent designated by the corporation for such purpose) of Holder's acceptance, together with the certificates evidencing the 6 3/4% Preferred Shares with respect to which the offer is being accepted, duly endorsed for transfer.

                           In the event the corporation does not make a Repurchase Offer with respect to a Transaction and such Transaction results in Common Shares being converted into the right to receive, or being exchanged for, (i) in the case of any Transaction other than a Transaction involving a Common Shares Fundamental Change (as defined below) (and subject to funds being legally available for such purpose under applicable law at the time of such conversion), securities, cash or other property, each 6 3/4% Preferred Share shall thereafter be convertible into the kind and, in the case of a Transaction which does not involve a Fundamental Change (as defined below), amount of securities, cash and other property receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which a 6 3/4% Preferred Share was convertible immediately prior to such Transaction or (ii) in the case of a Transaction involving a Common Shares Fundamental Change, each
                           6 3/4% Preferred Share shall thereafter be convertible (in the manner described therein) into common stock of the kind received by holders of Common Shares (but in each case after giving effect to any adjustment discussed below relating to a Fundamental Change if such Transaction constitutes a Fundamental Change), other than as required by Ohio law.

                           If any Fundamental Change occurs, then the Conversion Rate in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Shares Fundamental Change, each share of the 6 3/4% Preferred Shares shall be convertible solely into common stock of the kind received by holders of Common Shares as a result of such Common Shares Fundamental Change.

                           The Conversion Rate in the case of any Transaction involving a Fundamental Change will be adjusted immediately after such Fundamental Change:

                                    (i)      in the case of a Non-Stock
                                             Fundamental Change (as defined
                                             below), the Conversion Rate will
                                             thereupon become the higher of (A)
                                             the Conversion Rate in effect
                                             immediately prior to such Non-Stock
                                             Fundamental Change, but after
                                             giving effect to any other prior
                                             adjustments effected, and (B) a
                                             fraction, the numerator of which is
                                             (x) the redemption rate for one
                                             6 3/4% Preferred Share if the
                                             redemption date were the date of
                                             such Non-Stock Fundamental Change
                                             (or, for the twelve-month period
                                             commencing April 1, 1999,
                                             106.075%), multiplied by $1,000
                                             plus (y) the amount of any
                                             then-accrued and unpaid dividends
                                             on one 6 3/4% Preferred Share, and
                                             the denominator of which is the
                                             greater of the Applicable Price or
                                             the then applicable Reference
                                             Market Price; and

                                    (ii)     in the case of a Common Shares
                                             Fundamental Change, the Conversion
                                             Rate in effect immediately prior to
                                             such Common Shares Fundamental
                                             Change, but after giving effect to
                                             any other prior adjustments
                                             effected, will thereupon be
                                             adjusted by multiplying such
                                             Conversion Rate by a fraction of
                                             which the denominator will be the
                                             Purchaser Stock Price (as defined
                                             below) and the numerator will be
                                             the Applicable Price; PROVIDED,
                                             HOWEVER, that in the event of a
                                             Common Shares Fundamental Change in
                                             which (A) 100% of the value of the
                                             consideration received by a holder
                                             of Common Shares is common stock of
                                             the successor, acquiror, or other
                                             third party (and cash, if any, is
                                             paid only with respect to any
                                             fractional interests in such common
                                             stock resulting from such Common
                                             Shares

                                             Fundamental Change) and (B) all
                                             Common Shares will have been
                                             exchanged for, converted into, or
                                             acquired for common stock (and cash
                                             with respect to fractional
                                             interests) of the successor,
                                             acquiror, or other third party, the
                                             Conversion Rate in effect
                                             immediately prior to such Common
                                             Shares Fundamental Change will
                                             thereupon be adjusted by
                                             multiplying such Conversion Rate by
                                             the number of shares of common
                                             stock of the successor, acquirer,
                                             or other third party received by a
                                             holder of one Common Share as a
                                             result of such Common Shares
                                             Fundamental Change.

                           The term "Applicable Price" means (i) in the case of a Non-Stock Fundamental Change in which the holders of Common Shares receive only cash, the amount of cash received by the holder of one Common Share and
                           (ii) in the event of any other Non-Stock Fundamental Change or any Common Shares Fundamental Change, the average of the Closing Price (as defined below) for Common Shares during the ten Trading Days prior to the record date for the determination of the holders of Common Shares entitled to receive such securities, cash, or other property in connection with such Non-Stock Fundamental Change or Common Shares Fundamental Change or, if there is no such record date, the date upon which the holders of Common Shares shall have the right to receive such securities, cash, or other property (such record date or distribution date being hereinafter referred to as the "Entitlement Date") in each case as adjusted in good faith by the corporation to appropriately reflect any of the events referred to above.

                           The term "Common Shares Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the corporation) of the consideration received by holders of Common Shares consists of common stock that for each of the ten consecutive Trading Days prior to the Entitlement Date has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Common Shares Fundamental Change unless either (i) the corporation continues to exist after the occurrence of such Fundamental Change and the outstanding 6 3/4% Preferred Shares continue to exist as outstanding 6 3/4% Preferred Shares or (ii) not later than the occurrence of such Fundamental Change, the outstanding 6 3/4% Preferred Shares are converted into or exchanged for convertible Preferred Shares of an entity succeeding to the business of the corporation or a subsidiary thereof, which convertible Preferred Shares has powers, preferences, and relative, participating, optional, or other rights and qualifications, limitations, and restrictions, substantially similar to those of the 6 3/4% Preferred Shares.

                           The term "Fundamental Change" means the occurrence of any Transaction or event in connection with a plan pursuant to which all or substantially all Common Shares shall be exchanged for, converted into, acquired for, or constitute solely the right to receive securities, cash, or other property (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization, or otherwise), provided, that, in the case of a plan involving more than one such Transaction or event, for purposes of adjustment of the Conversion Rate, such Fundamental Change shall be deemed to have occurred when substantially all Common Shares shall be exchanged for, converted into, or acquired for or constitute solely the right to receive securities, cash, or other property, but the adjustment shall be based upon the consideration that a holder of Common Shares received in such Transaction or event as a result of which more than 50% of Common Shares shall have been exchanged for, converted into, or acquired or constitute solely the right to receive securities, cash, or other property.

                           The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Shares Fundamental Change.

                           The term "Purchaser Stock Price" means, with respect to any Common Shares Fundamental Change, the average of the Closing Prices for the common stock received in such Common Shares Fundamental Change for the ten consecutive Trading Days prior to and including the Entitlement Date, as adjusted in good faith by the corporation to appropriately reflect any of the events referred to above.

                           The term "Reference Market Price" shall initially mean $18.51 (which is equal to $38.79 divided by 2.096 (which is the exchange ratio for shares of common stock of IXC in the Agreement and Plan of Merger dated as of July 20, 1999 among the corporation, Ivory Merger and IXC)), and in the event of any adjustment of the Conversion Rate other than as a result of a Non-Stock Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the Conversion Rate after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial Conversion Rate.

                           In case (1) the corporation shall declare a dividend (or any other distribution) on its Common Shares payable otherwise than in cash out of its earned surplus, (2) the corporation shall authorize the granting to all holders of its Common Shares of rights or warrants to subscribe for or purchase any shares of Capital Stock of any class or of any other rights, (3) of any reclassification of the Common Shares of the corporation (other than a subdivision or combination of its outstanding Common Shares), (4) of any consolidation or merger to which the corporation is a party and for which approval of any shareholders of the corporation is required, (5) of the sale or transfer of all or substantially all the assets of the corporation, or (6) of the voluntary or involuntary dissolution, liquidation or winding-up of the corporation, then the corporation shall cause to be filed with the Transfer Agent and at each office or agency maintained for the purpose of conversion of the 6 3/4% Preferred Shares, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the 6 3/4% Preferred Shares Register, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation. Failure to give the notice requested by this paragraph or any defect therein shall not affect the legality or validity of any dividend, distribution, right, warrant, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up of the corporation, or the vote upon any such action. The corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Shares (or out of its authorized Common Shares held in the treasury of the corporation), for the purpose of effecting the conversion of the 6 3/4% Preferred Shares, the full number of Common Shares then issuable upon the conversion of all outstanding
                           6 3/4% Preferred Shares.

                           The corporation will pay any and all document, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Shares on conversion of the 6 3/4% Preferred Shares pursuant hereto. The corporation shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of Common Shares in a name other than that of the Holder of a 6 3/4% Preferred Share or 6 3/4% Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the corporation the amount of any such tax, or has established to the satisfaction of the corporation that such tax has been paid.

                  (10) REISSUANCE OF THE 6 3/4% PREFERRED SHARES. 6 3/4% Preferred Shares redeemed for or converted into Common Shares or that have been reacquired in any manner shall not be reissued as 6 3/4% Preferred Shares and shall (upon compliance with any applicable provisions of Ohio law) have the status of authorized and unissued Preferred Shares undesignated as to series and may be redesignated and reissued as part of any series of Preferred Shares (except as provided by Ohio law); PROVIDED, however, that so long as any 6 3/4% Preferred Shares are outstanding, any issuance of such shares must be in compliance with the terms hereof.

                  (11) BUSINESS DAY. If any payment, redemption or exchange shall be required by the terms hereof to be made on a day that is not a Business Day, such payment, redemption or exchange shall be made on the immediately succeeding Business Day.

                  (12) AMENDMENT, SUPPLEMENT AND WAIVER. Except as set forth in paragraph (6), the corporation may amend this Paragraph 10 to Article Fourth with the affirmative vote of the Holders of a majority of the outstanding 6 3/4% Preferred Shares (including votes obtained in connection with a tender offer or exchange offer for the 6 3/4% Preferred Shares) and, except as otherwise provided by applicable law, any past default or failure to comply with any provision of this Article Fourth may also be waived with the consent of such Holders. Notwithstanding the foregoing and except as set forth in paragraph (6), however, without the consent of each Holder affected, an amendment or waiver may not (with respect to any 6 3/4% Preferred Shares held by a non-consenting Holder): (i) alter the voting rights with respect to the 6 3/4% Preferred Shares or reduce the number of 6 3/4% Preferred Shares whose Holders must consent to an amendment, supplement or waiver, (ii) reduce the Liquidation Preference of the 6 3/4% Preferred Shares or adversely alter the provisions with respect to the redemption of the 6 3/4% Preferred Shares, (iii) reduce the rate of or change the time for payment of dividends on the 6 3/4% Preferred Shares, (iv) waive a default in the payment of dividends (including the Supplemental Dividend) or Liquidated Damages on the
                           6 3/4% Preferred Shares, (v) make any 6 3/4%
                           Preferred Share payable in money other than United States dollars, (vi) make any change in the provisions of Paragraph 10 to Article Fourth relating to waivers of the rights of Holders of the 6 3/4% Preferred Shares to receive either the Liquidation Preference, Liquidated Damages (if any), the Supplemental Dividend (if any) or dividends on the 6 3/4% Preferred Shares or (vii) make any change in the foregoing amendment and waiver provisions.

                           Notwithstanding the foregoing, without the consent of any Holder of the 6 3/4% Preferred Shares, the corporation may (to the extent permitted by, and subject to the requirements of, Ohio law) amend or supplement this Paragraph 10 to Article Fourth to cure any ambiguity, defect or inconsistency, to provide for uncertificated 6 3/4% Preferred Shares in addition to or in place of certificated 6 3/4% Preferred Shares, to make any change that would provide any additional rights or benefits to the Holders of the 6 3/4% Preferred Shares or to make any change that the Board of

                           Directors determines, in good faith, is not materially adverse to Holders of the 6 3/4% Preferred Shares.

                  (13) FORM S-4 REGISTRATION STATEMENT; LIQUIDATED DAMAGES. Pursuant to the Agreement and Plan of Merger dated as of July 20, 1999, by and among the corporation, Ivory Merger and IXC (the "Merger Agreement"), the corporation has filed with the SEC on September 13, 1999, and the SEC has declared effective, a Registration Statement on Form S-4 under the Securities Act (the "S-4 Registration Statement") with respect to the 6 3/4% Preferred Shares, Depositary Shares representing a one-twentieth interest in a 6 3/4% Preferred Share ("the Depositary Shares") and Common Shares issuable upon conversion thereof or paid as dividends thereon (collectively, the "S-4 Registered Securities"), thereby providing that a holder thereof will be able to sell or transfer such S-4 Registered Securities without filing a registration statement under the Securities Act.

                           The corporation will use its best efforts to maintain the effectiveness of the S-4 Registration Statement until all S-4 Registered Securities that are not held by affiliates of the corporation (A) may be resold without restriction under Rule 144 of the Securities Act or (B) have been sold pursuant to the S-4 Registration Statement (subject to the corporation's right to notify Holders that the Prospectus contained therein ceases to be accurate and complete as a result of material business developments for up to 120 days during such three-year period, provided that
                           (x) no single period may exceed 45 days and (y) such periods in the aggregate may not exceed 60 days in any calendar year). If a holder of S-4 Restricted Securities that is not an affiliate of the corporation becomes unable to sell or transfer outstanding S-4 Registered Securities without filing a registration statement under the Securities Act (such event a "Registration Default"), then the corporation will pay Liquidated Damages to such holder with respect to the first 45-day period immediately following the occurrence of such Registration Default in an amount equal to $0.25 per year per Depositary Share ($5.00 per year per $ 1,000 in Liquidation Preference of the 6 3/4% Preferred Shares) held by such Holder. The amount of the Liquidated Damages will increase by an additional $2.50 per year per $1,000 in Liquidation Preference of the 6 3/4% Preferred Shares with respect to any subsequent period until any Registration Default has been cured. In addition, Holders of 6 3/4% Preferred Shares which are S-4 Registered Securities may receive Liquidated Damages with respect to Common Shares which are S-4 Registered Securities issued in lieu of paying dividends in cash. The Liquidated Damages amount per Common Share will be equal to the Liquidated Damages per 6 3/4% Preferred Share, divided by the Conversion Rate. All accrued Liquidated Damages will be paid by the corporation, to the extent permitted by applicable law, on each Dividend Payment Date and, to the extent the net dividend payable on such date may be paid through the issuance of Common Shares, may be paid in Common Shares (valued on the same basis as for the dividend then payable). Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. Notwithstanding anything to the contrary herein contained, during any period, the corporation will not be required to pay Liquidated Damages with respect to more than one Registration Default.

                  (14) TRANSFER AND EXCHANGE. When a 6 3/4% Preferred Share certificate is presented to the Transfer Agent with a request to register the transfer of such 6 3/4% Preferred Share or to exchange 6 3/4% Preferred Shares for an equal number of 6 3/4% Preferred Shares of other authorized denominations, the Transfer Agent shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met and such transfer or exchange is in compliance with applicable laws or regulations.

                  (15) CERTAIN DEFINITIONS. As used in this paragraph 10 of Article Fourth, the following terms shall have the following meanings (and (1) terms defined in the singular have comparable meanings when used in the plural and vice versa, (2) "including" means including without limitation, (3) "or" is not exclusive and (4) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles as in effect on the Issue Date and all accounting calculations will be determined in accordance with such principles), unless the content otherwise requires:

                           "Board of Directors" means the Board of Directors of the corporation or any committee thereof duly authorized to act on behalf of the Board.

                           "Business Day" means each day which is not a legal holiday.

                           "Capital Stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including any Preferred Shares, but excluding any debt securities convertible into or exchangeable for such equity.

                           "Closing Price" means on any day the reported last bid price on such day, or in case no sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which such stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any independent registered broker-dealer firm, selected by the corporation for that purpose, in each case adjusted for any stock split during the relevant period.

                           "Default" means any event which is, or after notice or passage of time or both would be, a Voting Rights Triggering Event.

                           "Holders" means the registered holders from time to time of the 6 3/4% Preferred Shares and the Depositary Shares.

                           "Liquidated Damages" means, with respect to any 6 3/4% Preferred Share, the additional amounts payable pursuant to paragraph (13) of Paragraph 10 of Article Fourth hereof.

                           "Officers' Certificate" means a certificate signed by two officers of the corporation.

                           "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

                           "SEC" means the Securities and Exchange Commission.

                           "Securities Act" means the Securities Act of 1933, as amended.

                           "Subsidiary" means any corporation, association, partnership, limited liability company or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the corporation, the corporation and one or more Subsidiaries or one or more Subsidiaries and any partnership the sole general partner or the managing partner of which are the corporation or any Subsidiary or the only general partners of which are the corporation and one or more Subsidiaries or one or more Subsidiaries.

                           "Trading Day" means, in respect of any securities exchange or securities market, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

                           "Transfer Agent" means the transfer agent for the 6 3/4% Preferred Shares appointed by the corporation.

         FIFTH: The number of directors of the corporation shall be fixed from time to time by its Regulations and may be increased or decreased as therein provided, but the number of directors shall in no event be fixed at less than nine. The board of directors shall be divided into three classes, as nearly equal in number as the then fixed number of directors permits, with the term of office of one class expiring each year. At the annual meeting of shareholders in 1984, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. At the annual meeting of shareholders in 1985 and at each annual meeting of shareholders thereafter, the successors to that class of directors whose term then expires shall be elected to hold office for a term expiring at the third succeeding annual meeting. In the event of any increase in the number of directors of the corporation, the additional directors shall be similarly classified in such a manner that each class of directors shall be as equal in number as possible. In the event of any decrease in the number of directors of the corporation, such decrease shall be effected in such a manner that each class of directors shall be as equal in number as possible.

         SIXTH:

         1.       (a)      In addition to any affirmative vote required by law
                           or by these Amended Articles, and except as otherwise expressly provided in paragraph 2 of this Article
                           Sixth:

                           (i)      any merger or consolidation of the
                                    corporation or of any Subsidiary (as
                                    hereinafter defined) with (A) any Interested
                                    Shareholder (as hereinafter defined) or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or

                           (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the corporation or of any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $5,000,000 or more; or

                           (iii) the issuance or transfer by the corporation or by any Subsidiary (in one transaction or a series of transactions) of any securities of the corporation or of any Subsidiary to any Interested Shareholder or to any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or combination thereof) having an aggregate Fair Market Value of $5,000,000 or more; or

                           (iv) the adoption of any plan or proposal for the liquidation or dissolution of the corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or

                           (v)      any reclassification of securities
                                    (including any reverse stock split), or
                                    recapitalization of the corporation, or any merger or consolidation of the corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the corporation or of any Subsidiary which is directly or, indirectly owned by any

                                    Interested Shareholder or any Affiliate of any Interested Shareholder;

                           shall require the affirmative vote of the holders of at least 80% of the then outstanding Common Shares and Voting Preferred Shares of the corporation entitled to a vote (the "Voting Shares"), voting as a single class at a meeting of shareholders called for such purpose. Such affirmative vote shall be required notwithstanding that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

                  (b) The term "Business Combination" as used in this Article Sixth shall mean any transaction referred to in any one or more of clauses (1) through (5) of subparagraph (a) of this paragraph 1.

         2. The provisions of paragraph 1 of this Article Sixth shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and by any other provision of these Amended Articles, if all of the conditions specified in either of the following subparagraphs (a) or (b) are met:

                  (a) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined) of the corporation; provided, however, that such approval shall be effective only if obtained at a meeting at which a Continuing Director Quorum (as hereinafter defined) is present.

                  (b)      All of the following conditions shall have been met:

                  (1) The aggregate amount of (x) cash and (y) Fair Market Value (determined as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share by holders of Common Shares in such Business Combination shall be at least equal to the highest amount determined under subclauses (A), (B) and (C) below:

                           (A) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees, if any) paid by the Interested Shareholder for any Common Share acquired by it (i) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or
                                    (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (B) the Fair Market Value per Common Share on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (the "Determination Date"), whichever is higher; and

                           (C) the price per Common Share equal to the Fair Market Value per Common Share determined pursuant to subparagraph (b)(1) (B) above, multiplied by the ratio of (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees, if any) paid by the Interested Shareholder for any Common Share acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per Common Share on the first day in such two-year period on which the Interested Shareholder acquired any Common Share.

                  (2) The aggregate amount of (x) cash and (y) Fair Market Value (determined as of the date of the consummation of the Business Combination) of consideration other than cash, to be received per share by holders of any class of Preferred Shares shall be at least equal to the highest amount determined under subclauses (A),
                           (B), (C) and (D) below:

                           (A) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fee, if any) paid by the Interested Shareholder for any shares of such class of Preferred Shares acquired by it (i) within the two-year period immediately prior to the Announcement Date or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                           (B) the highest preferential amount per share to which the holders of such class of Preferred Shares would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation regardless of whether the Business Combination to be consummated constitutes such an event;

                           (C) the Fair Market Value per share of such class of Preferred Shares on the Announcement Date or on the Determination Date, whichever is higher; and

                           (D) the price per Preferred Share equal to the Fair Market Value per share of such class of Preferred Shares determined pursuant to subparagraph (b)(2)(C) above, multiplied by the ratio of (i) the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees, if any) paid by the Interested Shareholder for any shares of such class of Preferred Shares acquired by it within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Preferred Shares on the first day in such two-year period on which the Interested Shareholder acquired any share of such class of Preferred Shares.

                           The provisions of this subparagraph (b)(2) shall be required to be met with respect to every class of outstanding Preferred Shares, whether or not the Interested Shareholder has previously acquired any shares of a particular class of Preferred Shares.

                  (3) The consideration to be received by holders of Common Shares or of a particular class of Preferred Shares shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of each such class of Common Shares or Preferred Shares, respectively. If the Interested Shareholder has paid for shares of any class of Common Shares or Preferred Shares, respectively, with varying forms of consideration, the form of consideration for such class shall be either cash or that form used to acquire the largest number of shares of such class previously acquired by the Interested Shareholder.

                  (4) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on outstanding Preferred Shares; (B) except as approved by a majority of the Continuing Directors, there shall have been (i) no reduction in the annual rate of dividends paid on Common Shares (except as necessary to reflect any subdivision of the Common Shares) and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding Common Shares; and (C) such Interested Shareholder shall not have become the beneficial owner of any additional Common or Preferred Shares of the corporation except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder. The approval by a majority of the Continuing Directors of any exception to the requirements set forth in clauses (A) and (B) above shall be effective only if obtained at a meeting at which a Continuing Director Quorum is present.

                  (5) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  (6) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions amending or replacing such Act, rules or regulations) shall be mailed to all shareholders of the corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act, rules, regulations or subsequent provisions).

         3.       For the purposes of this Article Sixth:

                  (a) The term "person" shall mean any individual, firm, partnership, corporation or other entity.

                  (b) The term "Interested Shareholder" shall mean any person (other than the corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the corporation or of any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity) who or which:

                           (i) is the beneficial owner (as hereinafter defined) of 10% or more of the outstanding Voting Shares; or

                           (ii) is an Affiliate (as hereinafter defined) of the corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner of 10% or more of the outstanding Voting Shares; or

                           (iii) is an assignee of or has otherwise succeeded to any outstanding Voting Shares which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

                  (c) A person shall be deemed the "beneficial owner" of any Voting Shares:

                           (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or

                           (ii) which such person or any of its Affiliates or Associates has, directly or indirectly,
                                    (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or

                           (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any Voting Shares.

                  (d) For the purposes of determining whether a person is an Interested Shareholder pursuant to subparagraph
                           (b) of this paragraph 3, the number of Voting Shares deemed to be outstanding shall include shares deemed owned through application of subparagraph (c) of this paragraph 3 but shall not include any other Voting Shares which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  (e) The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as in effect on March 1, 1984.

                  (f) The term "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly, or indirectly, by the corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in subparagraph (b) of this paragraph 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the corporation.

                  (g) The term "Continuing Director" means any member of the board of directors of the corporation who is unaffiliated with the Interested Shareholder and was a member of the board of directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is either recommended or elected to succeed a Continuing Director by a majority of Continuing Directors, provided that such recommendation or election shall be effective only if made at a meeting at which a Continuing Director Quorum is present.

                  (h) The term "Continuing Director Quorum" means that number of Continuing Directors constituting at least two-thirds of the whole authorized number of directors of the corporation, but in any event not fewer than six Continuing Directors, capable of exercising the powers conferred upon them under the provisions of these Amended Articles or the Amended Regulations of the corporation or by law.

                  (i) The term "Fair Market Value" means: (1) in the case of shares, the highest closing sale price of a share during the 30-day period immediately preceding the date in question on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if the sale price of such share is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such shares are not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such shares are listed, or, if such shares are not listed on any such exchange, the highest closing bid quotation with respect to a share during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such share as determined by the board of directors of the corporation in good faith; and (2) in the case of property other than cash or shares, the fair market value of such property on the date in question as determined in good faith by a majority of Continuing Directors, provided that such determination shall be effective only if made at a meeting at which a Continuing Director Quorum is present.

                  (j) The term "Common Shares" shall mean Common Shares of the corporation or, where appropriate for purposes of subparagraph (b) of paragraph 2 of this Article Sixth, of Cincinnati Bell Inc. prior to July 1, 1983.

                  (k) The term "Preferred Shares" shall mean Voting Preferred Shares, Non-Voting Preferred Shares and any other class of Preferred Shares which may from time to time be authorized in or by these Amended Articles and which by the terms of its issuance is specifically designated "Preferred Shares" for purposes of this Article Sixth.

                  (l) In the event of any Business Combination in which the corporation survives, the phrase "consideration, other than cash, to be received" as used in subparagraphs (b)(1) and (2) of paragraph 2 of this Article Sixth shall include Common Shares and/or any other Voting Shares retained by the holders of such shares.

         4. Nothing contained in this Article Sixth shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

         5. Notwithstanding any other provisions of these Amended Articles or the Amended Regulations of the corporation (and notwithstanding that a lesser percentage may be specified by law, these Amended Articles or the Amended Regulations of the corporation), the affirmative vote of the holders of at least 80% of the then outstanding Voting Shares, voting as a single class at a meeting of shareholders called for such purpose, shall be required to amend or repeal, or adopt any provisions of these Amended Articles inconsistent with, this Article Sixth; provided, however, that if the board of directors of the corporation has recommended such amendment, repeal or adoption, and if, as of the record date for the determination of shareholders entitled to vote thereon, no person is known by the board of directors to be an Interested Shareholder, then the affirmative vote of the holders of only two-thirds of the then outstanding Voting Shares, voting as a single class at a meeting of shareholders called for such purpose, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Sixth.

         SEVENTH: The corporation, by action of the board of directors and without action by the shareholders, may purchase its shares of any class for the purposes and to the extent permitted by law.

         EIGHTH: Notwithstanding any provision of the General Corporation Law of Ohio now or hereafter in effect, no shareholder shall have the right to vote cumulatively in the election of directors. Without limiting the generality of the preceding sentence, no shareholder shall have the right at any time in the election of directors either to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals or to distribute his votes on the same principle among two or more candidates.

         NINTH: These Amended Articles of Incorporation supersede and take the place of the existing Amended Articles of Incorporation.

                                                                       EXHIBIT A



                       FORM OF THE 6 3/4 PREFERRED SHARES

                                FACE OF SECURITY

Certificate Number                                              Number of Shares
                                                 Of Convertible Preferred Shares
[    ]                                                                   [     ]
                                                              CUSIP NO:  [     ]


                          6 3/4% Cumulative Convertible
               (without par value) (liquidation preference $ 1,000
                      per share of 6 3/4% Preferred Shares)
                                       of
                              Cincinnati Bell Inc.


         Cincinnati Bell Inc., an Ohio corporation (the "corporation"), hereby certifies that [ ] (the "Holder") is the registered owner of fully paid and non-assessable preferred securities of the corporation designated the 6 3/4% Cumulative Convertible Preferred Shares (without par value) (liquidation preference $1,000 per share of the 6 3/4% Preferred Shares) (the "6 3/4% Preferred Shares"). The shares of the 6 3/4% Preferred Shares are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the 6 3/4% Preferred Shares represented hereby are issued and shall in all respects be subject to the provisions of the Amended Articles of Incorporation of the corporation, as the same may be amended from time to time (the "Articles"). Capitalized terms used herein but not defined shall have the meaning given them in the Articles. The corporation will provide a copy of the Articles to a Holder without charge upon written request to the corporation at its principal place of business.

         Reference is hereby made to select provisions of the 6 3/4% Preferred Shares set forth on the reverse hereof, and to the Articles, which select provisions and the Articles shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Articles and is entitled to the benefits thereunder.

         Unless the Transfer Agent's Certificate of Authentication hereon has been properly executed, these shares of the 6 3/4% Preferred Shares shall not be entitled to any benefit under the Articles or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the corporation has executed this certificate this [ ] day of [ ], [ ].

                                            CINCINNATI BELL INC.


                                            By:
                                                   Name:
                                                   Title:

[Seal]

                                            By:
                                                   Name:
                                                   Title:





                 TRANSFER AGENT'S CERTIFICATE OF AUTHENTICATION

         This is one of the 6 3/4% Preferred Shares referred to in the within mentioned Articles.

Dated:  [     ], [    ]



                                            [THE FIFTH THIRD BANK]

                                            as Transfer Agent,

                                            By:
                                                     Authorized Signatory

                               REVERSE OF SECURITY

         Dividends on each share of the 6 3/4% Preferred Shares shall be payable at a rate per annum set forth in the face hereof or as provided in the Articles.

         The shares of the 6 3/4% Preferred Shares shall be redeemable as provided in the Articles. The shares of the 6 3/4% Preferred Shares shall be convertible into the corporation's Common Shares in the manner and according to the terms set forth in the Articles.

         As required under Ohio law, the corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the corporation so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the class and series of shares of the corporation.

                                                                       EXHIBIT B





                              NOTICE OF CONVERSION

  (To be Executed by the Registered Holder in order to Convert the Convertible
                               Preferred Shares)



         The undersigned hereby irrevocably elects to convert (the "Conversion") shares of the 6 3/4% Cumulative Convertible Preferred Shares (the "6 3/4% Preferred Shares"), represented by stock certificate No(s).-(the "6 3/4% Preferred Share Certificates") into shares of common stock ("Common Shares") of Cincinnati Bell Inc. (the "corporation") according to the conditions of the Amended Articles of Incorporation of the corporation (the "Articles"), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates.* No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each 6 3/4% Preferred Share Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

         The undersigned represents and warrants that all offers and sales by the undersigned of the shares of Common Shares issuable to the undersigned upon conversion of the 6 3/4% Preferred Shares shall be made pursuant to registration of the Common Shares under the Securities Act of 1933 (the "Act"), or pursuant to any exemption from registration under the Act.

         Any holder, upon the exercise of its conversion rights in accordance with the terms of the Article Fourth and the 6 3/4% Preferred Shares, agrees to be bound by the terms of the Registration Rights Agreement.

         Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Articles.


                                            Date of Conversion:

                                            Applicable Conversion Rate:

                                            Number of shares of Convertible
                                            Preferred Shares to be Converted:

                                            Number of shares of
                                            Common Shares to be Issued

                                            Signature:

                                            Name:

                                            Address:**

                                            Fax No.:






* The corporation is not required to issue shares of Common Shares until the original 6 3/4% Preferred Share Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the corporation or its Transfer Agent. The corporation shall issue and deliver shares of Common Shares to an overnight courier not later than three business days following receipt of the original 6 3/4% Preferred Share Certificate(s) to be converted.

** Address where shares of Common Shares and any other payments or certificates shall be sent by the corporation.